UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2012 (November 20, 2012)

MYOS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53298	20-8758875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

                On November 20, 2012, MYOS Corporation (the “Company”) held its Annual Meeting of Stockholders. At the meeting, stockholders (i) re-elected Dr. Robert J. Hariri, Dr. Louis Aronne, Dr. Peter Diamandis and Dr. Buzz Aldrin to serve as directors of the Company (“Proposal 1”), (ii) adopted the MYOS Corporation 2012 Equity Incentive Plan (“Proposal 2”), and (iii) ratified the appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (“Proposal 3”). A plurality of affirmative votes was required for Proposal 1 and a majority of the votes cast on the matter was required to approve Proposal 2 and Proposal 3.

Set forth below are the final voting results for each of the proposals:

Proposal 1 – Election of Directors

Dr. Robert J. Hariri, Dr. Louis Aronne, Dr. Peter Diamandis and Dr. Buzz Aldrin were elected to serve as directors of the Company until the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld
Dr. Robert J. Hariri	71,337,733	508,268
Dr. Louis Aronne	71,337,733	508,268
Dr. Peter Diamandis	71,297,733	548,268
Dr. Buzz Aldrin	71,826,266	19,735

Proposal 2 – Adoption of the MYOS Corporation 2012 Equity Incentive Plan

The MYOS Corporation 2012 Equity Incentive Plan was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
59,979,733	11,833,133	33,135

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions
71,840,866	5,000	135

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2012		MYOS CORPORATION

	By:	/s/ Peter Levy
Name: Peter Levy
Title: Chief Operating Officer